Exhibit 99.1

Lulus Reports First Quarter 2025 Results

Significant Improvement in Liquidity with $1.4M Increase in Cash Provided by Operating Activities and $1.8M Increase in Free Cash Flow, Both Compared to Q1’24

Reduced Total Debt by $3.0M and Net Debt by $7.2M During Q1’25

CHICO, Calif., May 14, 2025 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today reported financial results for the first quarter ended March 30, 2025 and withdrew its net revenue and Adjusted EBITDA financial outlook for the fiscal year ending December 28, 2025.

Crystal Landsem, CEO of Lulus, said:

“We exceeded our expectations in the first quarter with respect to cash flow generation and net debt reduction. We believe our strengthened balance sheet, along with a leaner cost structure, position us well to navigate the remainder of the year as we continue to invest in our brand, expand on our strategic wholesale partnerships and optimize our product margin.

In the first quarter, we successfully completed the consolidation of our West Coast distribution facilities. We also saw sequential monthly improvement in our year-over-year net revenue comparisons, and we continued to see positive sales momentum in occasion dresses, led by our bridesmaid category. This performance was offset by continued softness in casual wear and footwear, which we are actively repositioning to better align with our strengths in event attire. We are encouraged by the progress we are making against our strategic initiatives to drive cost efficiency, optimize our business, and broaden our customer base.”

First Quarter 2025 Highlights:

●	Net revenue of $64.2 million, a 17% decrease compared to the same period last year, driven by a 17% decrease in Total Orders Placed and a 5% decrease in Average Order Value (“AOV”) from $143 to $136 offset by the impact of lower return rates, compared to the same period last year.
●	Active Customers of 2.6 million, an 8% decrease compared to 2.8 million in the same period last year.
●	Gross profit decreased 21% to $25.8 million and Gross Margin decreased 200 basis points to 40.3%, in each case compared to the same period last year.
●	Net loss of $8.0 million, compared to net loss of $5.7 million in the same period last year.
●	Adjusted EBITDA* of ($4.7) million, compared to ($2.7) million in the same period last year.
●	Net cash provided by operating activities of $8.3 million, compared to $6.9 million in the same period last year.
●	Free Cash Flow* of $7.8 million, compared to $6.0 million in the same period last year.
●	Total debt and Net Debt* decreased by $3.0 million and $7.2 million to $10.0 million and $1.5 million, respectively, during the thirteen weeks ended March 30, 2025.

Note: “*” represents a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures and Other Operating Metrics” section below for definitions of these metrics.

Tiffany Smith, CFO of Lulus, said:

“Due to heightened uncertainty related to international trade policy, tariffs and the macroeconomic environment, even in light of the recent temporary pause on certain tariffs, we are withdrawing our previously issued full-year 2025 net revenue and Adjusted EBITDA outlook. We expect positive Adjusted EBITDA in the second quarter 2025 and remain committed to strengthening our liquidity position throughout the year while maintaining our full-year 2025 guidance on capital expenditures. We will continue to closely manage our business and take the necessary steps to successfully navigate this dynamic environment. As of the date of this press release, we have further reduced our revolving line of credit balance to $7.3 million.”

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. Lulus’ outlook is based on current indications for its business. Lulus’ outlook factors in our current best estimates for anticipated headwinds, including those related to the level of tariffs, consumer demand, spending and returns by our customers, macroeconomic uncertainties, inflation, supply chain pressures, shipping costs, and the intended impact of cost-reduction measures. Given the volatile nature of current consumer demand and potential for further impacts to consumer behavior due to macroeconomic factors, including continued inflation, higher interest rates, student loan repayment resumption, global political changes, including as a result of the change in the U.S. presidential administration, tariffs or bans, existing and future laws, regulations, and directives (including executive orders), as well as other world events, wars, and domestic and international conflicts that affect overall consumer confidence and the predictability of consumer purchasing behavior, Lulus’ financial outlook is subject to change.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share data)

	Thirteen Weeks Ended
	March 30,	March 31,
	2025	2024
Net revenue	$64,155	$77,259
Cost of revenue	38,314	44,613
Gross profit	25,841	32,646
Selling and marketing expenses	15,915	17,693
General and administrative expenses	18,044	21,111
Loss from operations	(8,118)	(6,158)
Interest expense	(577)	(383)
Other income, net	623	226
Loss before benefit for income taxes	(8,072)	(6,315)
Income tax benefit	74	579
Net loss and comprehensive loss	(7,998)	(5,736)

Basic loss per share	$(0.19)	$(0.15)
Diluted loss per share	$(0.19)	$(0.15)
Basic weighted-average shares outstanding	41,903,616	39,450,502
Diluted weighted-average shares outstanding	41,903,616	39,450,502

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	March 30,	December 29,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$8,616	$4,460
Accounts receivable	4,125	2,158
Inventory, net	39,668	34,036
Assets for recovery	5,019	2,383
Income tax refund receivable, net	1,160	4,177
Prepaids and other current assets	4,139	4,287
Total current assets	62,727	51,501
Property and equipment, net	3,420	3,642
Goodwill	7,056	7,056
Tradename	18,509	18,509
Intangible assets, net	2,714	2,762
Lease right-of-use assets	19,224	24,030
Other noncurrent assets	691	698
Total assets	$114,341	$108,198
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,271	$10,991
Accrued expenses and other current liabilities	28,254	15,985
Returns reserve	17,698	9,765
Stored-value card liability	19,012	17,883
Revolving line of credit	10,090	13,090
Lease liabilities, current	6,426	6,611
Total current liabilities	91,751	74,325
Lease liabilities, noncurrent	15,170	19,653
Other noncurrent liabilities	868	852
Total liabilities	107,789	94,830

Stockholders' equity:
Preferred stock: $0.001 par value, 10,000,000 shares authorized, and no shares issued or outstanding	—	—
Common stock: $0.001 par value, 250,000,000 shares authorized; and 42,780,686 and 42,068,124 shares issued and outstanding as of March 30, 2025 and December 29, 2024, respectively	43	42
Additional paid-in capital	263,733	262,313
Accumulated deficit	(256,489)	(248,491)
Treasury stock, at cost, 581,389 shares and 339,321 shares as of March 30, 2025 and December 29, 2024, respectively	(735)	(496)
Total stockholders' equity	6,552	13,368
Total liabilities and stockholders' equity	$114,341	$108,198

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Thirteen Weeks Ended
	March 30,	March 31,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(7,998)	$(5,736)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,351	1,339
Noncash lease expense	1,295	970
Gain on lease modification	(92)	—
Amortization of debt discount and debt issuance costs	31	39
Equity-based compensation expense	1,474	1,934
Changes in operating assets and liabilities:
Accounts receivable	(1,967)	(1,670)
Inventories	(5,632)	(5,799)
Assets for recovery	(2,636)	(1,951)
Income taxes (receivable) payable	3,017	(379)
Prepaid and other current assets	118	82
Accounts payable	(740)	(549)
Accrued expenses and other current liabilities	21,198	20,053
Operating lease liabilities	(1,113)	(939)
Other noncurrent liabilities	16	(447)
Net cash provided by operating activities	8,322	6,947
Cash Flows from Investing Activities
Capitalized software development costs	(427)	(397)
Purchases of property and equipment	(140)	(562)
Net cash used in investing activities	(567)	(959)
Cash Flows from Financing Activities
Proceeds from borrowings on revolving line of credit	—	10,000
Repayments on revolving line of credit	(3,000)	(12,000)
Proceeds from issuance of common stock under Employee Stock Purchase Plan (ESPP)	88	167
Principal payments on finance lease obligations	(318)	(743)
Payments for tax withholdings related to vesting of RSUs	(130)	(429)
Repurchase of common stock	(239)	—
Net cash used in financing activities	(3,599)	(3,005)
Net increase in cash and cash equivalents	4,156	2,983
Cash and cash equivalents at beginning of period	4,460	2,506
Cash, cash equivalents and restricted cash at end of period	$8,616	$5,489

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Wednesday, May 14, 2025, to discuss its first quarter 2025 financial results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13752976.

About Lulus

Headquartered in California and serving millions of customers worldwide, Lulus is an attainable luxury fashion brand for women, offering modern, unapologetically feminine designs at accessible prices for every occasion. Our aim is to make every woman feel confident and celebrated, supporting her for all of life’s occasions, big or small – from work desk to dream date, cozying up on the couch to the spotlight of her wedding day. Founded in 1996, Lulus delivers fresh styles to consumers daily, using direct consumer feedback and insights to refine product offerings and elevate the customer experience. Lulus’ world class personal stylists, bridal concierge, and customer care team share an unwavering commitment to elevating style and quality and bring exceptional customer service and personalized shopping to customers around the world. Follow @lulus on Instagram and @lulus on TikTok. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our opportunities for growth, the long-term growth trajectory of our business, the intended impact of cost-reduction measures and our financial outlook for the second fiscal quarter ending June 29, 2025 and fiscal year ending December 28, 2025. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risk factors discussed in Part I, Item 1A, “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 29, 2024, Part II, Item IA, “Risk Factors” in Lulus’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2025, and our other filings with the Securities and Exchange Commission which could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt and Free Cash Flow. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. Definitions of our non-GAAP financial measures and other operating metrics are presented below. We also use certain key operating metrics, including Gross Margin, Active Customers, Average Order Value, and Total Orders Placed.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net loss before interest expense, income taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense and other non-routine expenses. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes items that we do not consider to be indicative of our core operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP financial measure that we calculate as Adjusted EBITDA (as defined above) as a percentage of our net revenue.

Active Customers

We define Active Customers as the number of customers who have made at least one purchase across our platform in the prior 12-month period. Active Customer count is measured as of the last day of the relevant period. We consider the number of Active Customers to be a key performance metric on the basis that it is directly related to consumer awareness of our brand, our ability to attract visitors to our digital platform, and our ability to convert visitors to paying customers. Active Customer counts are based on deduplication logic using customer account and guest checkout name, address, and email information.

Average Order Value

We define AOV as the sum of the total gross sales before returns across our platform in a given period, plus shipping revenue, less discounts and markdowns, divided by the Total Orders Placed (as defined below) in that period. AOV reflects the average basket size of our customers. AOV may fluctuate as we continue investing in the development and introduction of new Lulus merchandise and as a result of our promotional discount activity.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used for capitalized software development costs and purchases of property and equipment. We view Free Cash Flow as an important indicator of our liquidity because it measures the amount of cash we generate.

Gross Margin

We define Gross Margin as gross profit as a percentage of our net revenue. Gross profit is equal to our net revenue less cost of revenue. Certain of our competitors and other retailers report cost of revenue differently than we do. As a result, the reporting of our gross profit and Gross Margin may not be comparable to other companies.

Net Debt

Net Debt is a non-GAAP financial measure that is defined as total debt, which currently consists of the revolving line of credit, less cash and cash equivalents. We consider Net Debt to be an important supplemental measure of our financial position, which allows us to analyze our leverage.

Total Orders Placed

We define Total Orders Placed as the number of customer orders placed across our platform during a particular period. An order is counted on the day the customer places the order. We do not adjust the number of Total Orders Placed for any cancellation or return that may have occurred subsequent to a customer placing an order. We consider Total Orders Placed as a key performance metric on the basis that it is directly related to our ability to attract and retain customers as well as drive purchase frequency. Total Orders Placed, together with AOV, is an indicator of the net revenue we expect to generate in a particular period.

LULU’S FASHION LOUNGE HOLDINGS, INC.

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Thirteen Weeks Ended
	March 30, 2025	March 31, 2024
	(13 weeks)	(13 weeks)

	(In thousands, except Average Order Value and percentages)
Gross Margin	40.3%	42.3%
Net loss	$(7,998)	$(5,736)
Adjusted EBITDA	$(4,670)	$(2,659)
Adjusted EBITDA Margin	(7.3)%	(3.4)%
Average Order Value	$136	$143
Active Customers	2,550	2,770

Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section above for definitions of these metrics.

LULU’S FASHION LOUNGE HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation to non-GAAP Net Debt from total debt as of March 30, 2025 and December 29, 2024 is as follows:

	As of
	March 30, 2025	December 29, 2024

	(In thousands)
Total debt (1)	$(10,090)	$(13,090)
Cash and cash equivalents	8,616	4,460
Net Debt	$(1,474)	$(8,630)
(1)	Consists of the revolving line of credit

A reconciliation to non-GAAP Adjusted EBITDA from net loss for the thirteen weeks ended March 30, 2025 and March 31, 2024 is as follows:

	Thirteen Weeks Ended
	March 30, 2025	March 31, 2024
	(13 weeks)	(13 weeks)

	(In thousands, except percentages)
Net loss	$(7,998)	$(5,736)
Excluding:
Depreciation and amortization	1,351	1,339
Interest expense	577	383
Income tax benefit	(74)	(579)
Equity-based compensation expense (1)	1,474	1,934
Adjusted EBITDA	$(4,670)	$(2,659)
Net loss margin	(12.5)%	(7.4)%
Adjusted EBITDA Margin	(7.3)%	(3.4)%

(1)

The thirteen weeks ended March 30, 2025 include equity-based compensation expense for performance stock units (“PSUs”) and restricted stock units (“RSUs”) granted during the period and prior periods. The thirteen weeks ended March 31, 2024 include equity-based compensation expense for PSUs and RSUs granted during the period and prior periods, as well as equity-based awards granted in prior periods.

A reconciliation to non-GAAP Free Cash Flow from net cash provided by operating activities for the thirteen weeks ended March 30, 2025 and March 31, 2024 is as follows:

	Fiscal Quarters Ended
	March 30, 2025	March 31, 2024
	(13 weeks)	(13 weeks)
Net cash provided by operating activities	$8,322	$6,947
Capitalized software development costs	(427)	(397)
Purchases of property and equipment	(140)	(562)
Free Cash Flow	$7,755	$5,988

Contact

investors@lulus.com